EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with Amendment No. 1 to the Quarterly Report of Oiltanking Partners, L.P. (the “Partnership”) on Form 10-Q/A for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anne-Marie Ainsworth, President and Chief Executive Officer of OTLP GP, LLC, the general partner of the Partnership, hereby certify, to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 18, 2013	/s/ Anne-Marie Ainsworth
Anne-Marie Ainsworth President and Chief Executive Officer OTLP GP, LLC